As filed with the Securities Exchange Commission on July 11, 2001
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
            (Exact Name of Registrant as Specified in its Charter)



             Delaware                                87-521389

   (State or other Jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation or Organization)



                         17300 Saturn Lane, Suite 111
                               Houston, TX 77058
                                (281) 486-6115

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)


                     MARCH 2001 EMPLOYEE STOCK BONUS PLAN

                           (Full Title of the Plan)

                               James D. Butcher
                         17300 Saturn Lane, Suite 111
                               Houston, TX 77058
                                (281) 486-6115

           (Name, Address, Including Zip Code and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:

                         Donald G. Johnson, Jr., Esq.
                  Richman, Mann, Chizever, Phillips & Duboff
                      9601 Wilshire Boulevard - Penthouse
                        Beverly Hills, California 90210
                                (310) 274-8300
                             (310) 274-2831 (fax)

                        CALCULATION OF REGISTRATION FEE

   Title of Each Class of        Amount to be        Proposed Maximum            Proposed Maximum            Amount of
Securities to be Registered       Registered     Offering Price per Share    Aggregate Offering Price    Registration Fee
---------------------------      ------------    ------------------------    ------------------------    ----------------
       Common Stock               3,895,538             $0.7 (1)                     $272,688                $68.17

(1) Based on the average of the high and low prices per share of Common Stock of the Registrant as reported on the NASDAQ bulletin board market on July 5, 2001.

                                 INTRODUCTION

This Registration Statement on Form S-8 is filed by Entertainment Technologies & Programs, Inc. (the "Company" or the "Registrant"), relating to 3,895,538 shares of its Common Stock, par value $.001 per share (the "Common Stock"), issuable to the employees of the Registrant under the March 2001 Employee Stock Bonus Plan (the "Plan").

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

  The Plan.

  A copy of the Plan is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plan Annual Information.

  Available Information.

  Copies of the Plan, 10-KSB Annual Report of the Registrant for the fiscal year ended September 30, 2000, all 10-QSB Quarterly Reports, any Current Reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

  The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to James D. Butcher, President, at the address and telephone appearing on the Cover Page of this Registration Statement.

  Additional information regarding the Registrant may be reviewed at the Commission web site at www.sec.gov in the EDGAR Archives.
                       -----------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission are incorporated herein by reference and made a part hereof:

  (a) The Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000;

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

  (c) The description of Registrant's Common Stock contained in its Registration Statement on Form 10, including any amendment or report filed, for the purpose of updating such description.

  All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct was committed was unlawful.

  In addition, the Registrant's by-laws provide that the Registrant will indemnify the directors and officers from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any director or officer arising out of his capacity as a director or officer of the Registrant to the maximum extent provided by applicable law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number    Exhibit Description

5.1       Legal Opinion of Richman, Mann, Chizever, Phillips & Duboff

23.1      Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in
          Exhibit 5.1)

23.2      Consent of Ham, Langston & Brezina, L.L.P. (independent auditors)

24.1      Power of Attorney (contained on signature page hereto)

99.1      March 2001 Employee Stock Bonus Plan


Item 9.  Undertakings.

  (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post?effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S?8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 15, 2001.


                                       ENTERTAINMENT TECHNOLOGIES &
                                       PROGRAMS, INC.

                                       By:  /s/ James D. Butcher
                                       -------------------------
                                       James D. Butcher, Chief Executive Officer

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Mr. James D. Butcher, as his attorneys-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature                               Capacity                                  Date
/s/ James D. Butcher               Chairman of the Board                     March 15, 2001
-------------------------------
James D. Butcher                   Chief Executive Officer
(Principal Executive Officer)

/s/ Leonida Butcher                Director                                  March 21, 2001
-------------------------------
Leonida Butcher

/s/ William Grasberger             Director and Secretary                    March 20, 2001
-------------------------------
William Grasberger

/s/ Mark Madamba                   Director                                  March 20, 2001
-------------------------------
Mark Madamba

/s/ Gobind Sahney                  Director                                  March 19, 2001
-------------------------------
Gobind Sahney

/s/ Douglas Miller                 Director                                  March 19, 2001
-------------------------------
Douglas Miller

/s/ George C. Woods                President and Chief Financial Officer     March 19, 2001
-------------------------------
George C. Woods

                                 EXHIBIT INDEX

Exhibit
Number    Exhibit Description

5.1       Legal Opinion of Richman, Mann, Chizever, Phillips & Duboff

23.1      Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in
          Exhibit 5.1)

23.2      Consent of Ham, Langston & Brezina, L.L.P. (independent auditors)

24.1      Power of Attorney (contained on signature page hereto)

99.1      March 2001 Employee Stock Bonus Plan